SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2017 (December 18, 2017)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series F Convertible Preferred Stock (“Series F Preferred”)

On December 18, 2017, MoneyOnMobile, Inc. (the “Company”) filed with the Secretary of State of the State of Texas a Certificate of Designation of Series F Preferred (the “Series F Certificate of Designation”), setting forth the rights, powers, and preferences of a new class of Series F Convertible Preferred Stock, par value $0.001 per share and a stated value of $1,000 per share. The Series F Preferred is voluntarily convertible into shares of Common Stock of the Company (“Common Stock”) at a conversion price of $0.25 per share, subject to adjustments (“Series F Voluntary Conversion Price”). However, in the event the Company is approved to list its Common Stock, including the shares issuable upon conversion of the Series F Preferred, on any one of the New York Stock Exchange, NYSE: Amex Exchange, The Nasdaq Stock Exchange, including the Nasdaq Capital Markets, London Stock Exchange, including AIM, or any other major stock exchange in the United States of America, and if during any ten (10) consecutive trading days the lowest closing share price is equal to or greater than $1.25 per share (subject to adjustments), all outstanding shares of Series F Preferred shall automatically convert into Common Stock at a conversion price of $0.25, subject to adjustments.

The holders of the Series F Preferred are entitled to vote together all other classes and series of the stock of the Company as a single class on all actions to be taken by the stockholders of the Company, and shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series F Preferred held by such holder could be converted at the Series F Voluntary Conversion Price. Holders of Series F Preferred shall be entitled to receive, when, as and if declared by the Company’s Board of Directors, dividends paid at an annual rate equal to Eight Percent (8%) in cash or, at the election of the holder, in Common Stock and at a conversion rate equal to $0.25 per share of Common Stock. Any conversion of the Series F Preferred is subject to a conversion limitation precluding conversions that would result in such holder’s beneficial ownership to exceed 4.99% of Common Stock outstanding.

Series G Convertible Preferred Stock

On December 18, 2017, the Company filed with the Secretary of State of the State of Texas a Certificate of Designation of Series G Preferred (the “Series G Certificate of Designation”), setting forth the rights, powers, and preferences of a new class of Series G Convertible Preferred Stock, par value $0.001 per share and a stated value of $1,000 per share. The Series G Preferred is voluntarily convertible into shares of Common Stock at a conversion price of $0.25 per share, subject to adjustments (“Series G Voluntary Conversion Price”). However, in the event the Company is approved to list its Common Stock, including the shares issuable upon conversion of the Series G Preferred, on any one of the New York Stock Exchange, NYSE: Amex Exchange, The Nasdaq Stock Exchange, including the Nasdaq Capital Markets, London Stock Exchange, including AIM, or any other major stock exchange in the United States of America, and if during any ten (10) consecutive trading days the lowest closing share price is equal to or greater than $1.00 per share (subject to adjustments), the Company shall have the right, but not the obligation, to redeem all of the then-outstanding shares of Series G Preferred at a redemption price equal to $1,000 and any accumulated but unpaid dividends.

The holders of the Series G Preferred are entitled to vote together all other classes and series of the stock of the Company as a single class on all actions to be taken by the stockholders of the Company, and shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series G Preferred held by such holder could be converted at the Series G Voluntary Conversion Price. Holders of Series G Preferred shall be entitled to receive, when, as and if declared by the Company’s Board of Directors out of funds of the Company legally available for payment, cumulative dividends at an annual rate equal to Twelve Percent (12%) per annum. Any conversion of the Series G Preferred is subject to a conversion limitation precluding conversions that would result in such holder’s beneficial ownership to exceed 4.99% of Common Stock outstanding.

The foregoing descriptions of the Series F Certificate of Designation and Series G Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full texts of the Series F Certificate of Designation and Series G Certificate of Designation, which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series F Convertible Preferred Stock
3.2	Certificate of Designation of Series G Convertible Preferred Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: December 22, 2017	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series F Convertible Preferred Stock
3.2	Certificate of Designation of Series G Convertible Preferred Stock